STANDISH INTERNATIONAL MANAGEMENT COMPANY, L.P.
                              One Financial Center
                           Boston, Massachusetts 02111

                                 August 30, 1991

Standish, Ayer & Wood
   Investment Trust
One Financial Center
Boston, MA  02111

RE: Investment Advisory Agreement dated November 30, 1990 for Standish International Fixed Income Fund

Dear Sir:

      As we have previously discussed with you, it is contemplated that, effective October 1, 1991, Standish, Ayer & Wood, Inc. ("Standish") will assign the above-mentioned agreement to Standish International Management Company, L.P., a Delaware limited partnership ("SIMCO"). Standish controls and manages SIMCO as its general partner and owns substantially all of its outstanding partnership interests.

      Please be so kind as to indicate your consent to the foregoing assignment in the space provided below.

                                    Very truly yours,

                                    STANDISH, AYER & WOOD, INC.


                                    By: /s/ D. Barr Clayson
                                        -----------------------
                                          D. Barr Clayson
                                          Managing Director

ACKNOWLEDGED AND ACCEPTED:

STANDISH, AYER & WOOD INVESTMENT
TRUST


By: /s/ Richard S. Wood
    -------------------------------
      Richard S. Wood, President

      The undersigned, Standish International Management Company, L.P., hereby assumes all of the obligations and duties of Standish, Ayer & Wood, Inc., under the abo e-mentioned agreement.


                                    STANDISH INTERNATIONAL
                                    MANAGEMENT


                                    BY:  Standish, Ayer & Wood, Inc.
                                          General Partner


                                    By:  /s/ D. Barr Clayson
                                        ----------------------------
                                          D. Barr Clayson
                                          Managing Director